EXHIBIT 23


                    CONSENT OF INDEPENDENT AUDITORS
                    -------------------------------




The Board of Directors
Air Methods Corporation:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-24980, No. 33-46691, No. 33-55750,
No. 33-65370 and No. 33-75742) and Form S-3 (No. 33-59690,
No. 33-75744 and No. 33-89796) of Air Methods Corporation of our report dated June 8, 1995 relating to the consolidated balance sheets of Air Methods Corporation and subsidiary as of December 31 and June 30, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the six months ended
December 31, 1994 and each of the years in the three-year period ended June 30, 1994, which report appears in the December 31, 1994 transition report on Form 10-K/A-2 of Air Methods Corporation.


                                   KPMG PEAT MARWICK LLP
                                   KPMG PEAT MARWICK LLP


Denver, Colorado
August 9, 1995